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                              EMPLOYMENT AGREEMENT

     EMPLOYMENT AGREEMENT dated as of the 24th day of September, 1996 between COMPLETE MANAGEMENT, INC., a New York corporation (the "Company"), with its principal place of business at 254 West 31st Street, New York, New York 10001, and JOHN T. DOOLEY ("Dooley"), residing at 1221 Eighty-First Street, North Bergen, New Jersey 07047. Except where the context indicates otherwise, the term Company shall include Complete Management, Inc. and any subsidiary.

     1. Period.

     Subject to the terms and conditions hereof, the term of employment of Dooley under this Agreement shall be for the period (the "Employment Period") commencing on September 24, 1996 (the "Commencement Date") and expiring on September 23, 1997, unless sooner terminated by the death of Dooley or as provided in Paragraphs 5 or 6 hereof.

     2. Duties and Responsibilities. The Company shall employ Dooley, and Dooley accepts such employment as the Vice President-Chief Information Officer of the Company. Dooley shall report to and be subject to the direction of the Senior Executive Vice President of the Company and shall render such executive and administrative services as the Senior Executive Vice President of the Company may from time to time assign to him, provided they are consistent with his status as Vice President-Chief Information Officer of the Company. During the Employment Period, Dooley shall devote his full time, energy, skill and attention to the businesses of the



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Company  and shall  perform  his duties in a  diligent,  trustworthy,  loyal and businesslike manner.

     3. Compensation and Benefits.

     (a) Dooley's base compensation shall be at the annual rate of $150,000 payable in regular installments in accordance with the Company's practice for its executives, less applicable withholding for income and employment taxes as required by law and other deductions to which Dooley shall agree. Such base compensation shall be subject to increases as and when determined by the board of directors of the Company in its sole discretion.

     (b) Except as otherwise provided herein, Dooley shall be entitled to participate, to the extent he qualifies, in any bonus or other incentive compensation, profit-sharing or retirement plans, life or health insurance plans or other benefit plans maintained by the Company, upon such terms and conditions as are made available to executives of the Company, generally.

     (c) Dooley shall be entitled to reimbursement of all reasonable, ordinary and necessary business related expenses incurred by him in the course of his duties, including reasonable expenses incurred to attend professional meetings, upon submission of appropriate documentation in accordance with the Company's procedures.

     (d) Dooley  shall be  entitled to the use of a cellular  telephone  and any
other  equipment   reasonably   necessary  for  the  diligent  and  businesslike
performance of


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his duties, and he shall be entitled to paid parking at a garage in the vicinity of the Company's offices.

     (e) Dooley shall be provided with a private office, suitable administrative-secretarial support, and, initially, a staff of two persons. The size of Dooley's staff shall be subject to modification as circumstances dictate, in accordance with the Company's procedures.

     (f) Dooley shall be entitled to two full weeks of paid vacation during the first calendar year of his employment with the Company and shall be entitled to three full weeks of paid vacation during each subsequent calendar year of his employment with the Company. Such paid vacation shall be taken in accordance with the procedures of the Company in effect from time to time.

     (g) In the event Dooley's employment is terminated for any reason other than for Cause (as defined in Paragraph 6), the Company shall continue to pay Dooley monthly installments of his base compensation for a period of three months or for the balance of the Employment Period, whichever period is longer.

     4. Incentive Stock Options. As soon as practicable after the Commencement Date, the Company shall grant to Dooley options (the "Stock Options") to acquire 50,000 common shares, of the Company (the "Common Shares") at an exercise price equal to the fair market value of the Common Shares on the date of grant. The Stock Options shall be issued pursuant to the Complete Management, Inc. 1995 Stock Option Plan, subject to shareholder approval of an amendment thereof, and are intended to constitute Incentive Stock Options as defined in section 422 of the



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Internal  Revenue Code of 1986,  as amended  (the "Code") to the maximum  extent permitted under the Code and non qualified options for the balance. Of the total Stock Options, options for 16,666 shares shall vest and become exercisable on the first anniversary of the date of grant, options for an additional 16,666 shares shall vest and become exerciseable on the second anniversary thereof and options for the balance shall vest and become exercisable on the third anniversary thereof. In the event Dooley's employment is terminated for any reason other than death or Disability (as defined in Paragraph 5) any nonvested Incentive Stock Options shall immediately be canceled without any further action being required to be taken by the Company.

     5. Termination in Case of Disability. In case of a Disability, which for this purpose shall mean that as a result of illness or injury, Dooley is unable substantially to perform his duties hereunder for a period of at least 60 consecutive days, or a total of at least 120 days in any period of 365 consecutive days, the Company may terminate Dooley's employment hereunder upon giving Dooley at least thirty (30) days' written notice of termination.

     6. Termination by the Company for Cause.

     (a) The Company may terminate Dooley's employment for Cause (as defined in Sub-Paragraph (b) below) upon notice of termination. Upon such notice of termination, the Company shall have no further obligations to Dooley hereunder.

     (b) "Cause" shall mean (i) a material breach by Dooley of any of the terms, covenants, agreements or representations set forth herein, or (ii) Dooley's engaging in misconduct which is materially injurious to the Company, monetarily or



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otherwise,  including,  but  not  limited  to,  engaging  in any  conduct  which constitutes a crime under federal, state or local laws.

     7. Confidentiality.

     (a) Dooley agrees that during the Employment Period, or at any time thereafter, he will not, directly or indirectly, use for his own benefit or for the benefit of any third party, or reveal or cause to be revealed to any person, firm, entity or corporation, any Confidential Information (as defined herein) which relates to the Company or its customers. Confidential Information shall include, but not be limited to, trade secrets, supplier lists, customer lists, intellectual property, computer systems, computer hardware, computer software, any modifications made to the configuration of the computer systems, hardware or software and any other information, whether or not proprietary, which relates to the business of the Company and which otherwise is not considered to be public information. Confidential Information and all memoranda, notes, lists, records and other documents (and all copies thereof, regardless of media on which they exist) made or completed by Dooley or made available to Dooley concerning the business of the Company or its customers shall be the Company's property and shall be delivered to the Company promptly upon the last day of the Employment Period or at any other earlier time requested by the Company.

     (b) Dooley further agrees that during the Employment Period and for a period of two (2) years thereafter, he will not, directly or indirectly, in any manner (i) persuade or attempt to persuade any employee of the Company to leave the employ of the Company or to become employed by any other entity; (ii) persuade or attempt to


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persuade any current client or former client to reduce the amount of business it does or intends or anticipates doing with the Company or (iii) take any action which might divert from the Company any opportunity of which he became aware during his employment with the Company which would be within the scope of any of the businesses then engaged in or planned to be engaged in by the Company.

     (c) Dooley acknowledges that a violation of any of the covenants contained in this Paragraph 7 may cause irreparable injury to the Company and that the Company will be entitled, in addition to any other rights and remedies it may have, to injunctive relief; provided, however, that nothing contained herein constitutes a waiver by Dooley of his rights to contest the existence of any such violation of such covenants.

     (d) In the event the covenants contained in this Paragraph 7 should be held by any court or other duly constituted judicial authority to be void or otherwise unenforceable in any particular jurisdiction or with respect to any particular activity, then such covenants so affected shall be deemed to have been amended and modified so as to eliminate therefrom the particular jurisdiction or activity as to which such covenants are so held to be void or otherwise unenforceable, and, as to all other jurisdictions and activities covered hereby, the terms and provisions hereof shall remain in full force and effect.

     (e) In the event this Agreement shall be terminated, then notwithstanding such termination, the provisions of this Paragraph 7 shall survive such termination.



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     8. Successors; Binding Agreement. This Agreement shall inure to the benefit
of  and  be  enforceable  by  the  parties  hereto,   their  personal  or  legal
representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Dooley should die while any amount would still be payable to him hereunder had he continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to his devisee, legatee or other designee or, if there be no such designee, to his estate.

     9. Notice. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement (except that all notices to the Company shall be directed to the attention of a senior officer of the Company other than Dooley, with a copy to the President of the Company) or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

     10. Governing Law; Change or Termination. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed in New York, and may not be changed or terminated orally.

     11. Validity. The invalidity or unenforceability of any provision of this Agreement in any respect shall not affect the validity or enforceability of such



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provision in any other respect or of any other provision of this Agreement,  all of which shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Employment Agreement to be duly executed and delivered as of the date first hereinabove written.

                                       COMPLETE MANAGEMENT, INC.


                                       By: /s/ Steven M. Rabinovici
                                       ----------------------------------
                                          Steven M. Rabinovici
                                          Chief Executive officer



                                       /s/ JOHN T. DOOLEY
                                       ----------------------------------
                                           JOHN T. DOOLEY


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